Exhibit 99.1

PRESS RELEASE

iGATE Opens Australian Facility in Ballarat

iGATE wins competitive bid for Residential Tenancies Bond Authority project

Fremont, CA 13 June 2008 – iGATE Corporation (NASDAQ: IGTE), an international integrated Technology and Operations (iTOPS) firm, announced that their new USD 2 million Australian-based Information and Communication Technology (ICT) facility in Ballarat, Victoria will officially begin operations on Friday, June 13, 2008.

The new facility will primarily focus on servicing Australian financial services and government clients, including the Residential Tenancies Bond Authority (RTBA), a statutory authority of the Government of Victoria, administered within the Department of Justice. iGATE was awarded the RTBA contract after a rigorous competitive bidding process. The RTBA undertakes more than 400,000 bond transactions each year. Under the iGATE contract all banking and mailing processes will remain in Australia.

“Ballarat has become an international investment hub for ICT companies, especially with the introduction of the Ballarat Technology Park, and this is creating jobs and strengthening the local economy. iGATE’s entrance into regional Victoria is another Brumby Government success in the promotion and development of regional Victoria and our ability to attract global investment into the state to drive innovation and create jobs statewide. It reaffirms the value of this government’s strong support to the local ICT industry to ensure a strong, sustainable and competitive future for the industry,” said Mr Theo Theophanous, Minister for Information and Communication Technology.

“This announcement is a fantastic boost for jobs in Ballarat while continuing to deliver high quality services to landlords and tenants. The contract was awarded to iGATE based on the right to continue to use the processing system after the expiration of the contract, price, service delivery, and opportunities for future improvement throughout the life of contract—they simply provided us with the better offer,” said Minister for Consumer Affairs Tony Robinson.

iGATE’s Ballarat facility joins the company’s international network of locations in the United States, Canada, India, Malaysia and the United Kingdom to provide truly global, technology-based solutions to Fortune 1000 and government clients across a range of sectors. The new Ballarat facility plans to employ forty staff in the coming years.

“iGATE is seeking to bring a state of the art outsourcing model to the Australian market,” said Phaneesh Murthy, CEO, iGATE Corporation, about the iTOPS model. “We expect this will take operational efficiencies up quite dramatically while still having the safety net of a part of the operations done locally.”

iGATE offers a specialized service delivery model known as iTOPS, which combines process outsourcing with the underlying technology infrastructure to offer clients optimized solutions and cost savings.

Media Event:	Official Opening of iGATE’s Ballarat Facility
Date:	Friday, June 13, 2008
Time:	11:30am – 12:30pm AEST
Where:	300B Gillies Street, Wendouree (Ballarat), Victoria, Australia
Who:	The Hon. Mr Theo Theophanous MLC
Minister for Information and Communication Technology, Government of Victoria
The Hon. Mr Anthony Schnick, CEO, City of Ballarat
Mr Phaneesh Murthy, CEO, iGATE Corporation

About iGATE Global Solutions:

iGATE Global Solutions is the first fully integrated technology and operations (iTOPS) firm with a global services model. iGATE enables clients to remain focused on their core competencies, optimize their businesses and gain substantial and sustainable cost benefits year-on-year through a combination of process investment strategies, technology application and business process outsourcing and provisioning. iGATE’s services include consulting, IT Services, Data Analytics, Enterprise Systems, BPO/BSP, Contact Center and Infrastructure Management Services. The Company has been assessed at SEI-CMM Level 5, follows Six Sigma methodologies and is BS7799 & COBIT certified, ensuring the highest levels of quality and data security. iGATE Global Solutions maintains locations in 12 countries globally and manages development centers in the US, Australia, Mexico, Malaysia and India. For more information, please visit www.igate.com

Media Contacts:

Australia:

Vikram Mohite, iGATE

+ 61 401 832 135

U.S.A:

Alexis Wilson, RF| Binder Partners, New York for iGATE:

+1 212 994 7591

Forward Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include iGATE Corporation’s (the “Company”) financial, growth and liquidity projections as well as statements concerning the Company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the Company and it assumes no obligation to update the forward-looking statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the Company, the impact of competitive factors on profit margins, market conditions that could cause the Company’s customers to reduce their spending for its services, the Company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, reduce costs and conserve cash, currency fluctuations and market conditions in India and elsewhere around the world, political and military tensions in India and South Asia, changes in generally accepted accounting principles and/or their interpretation and other risks that are described in more detail in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2007.